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                                                                     EXHIBIT 1.1

                                COMMUNITY BANCORP

                             (a Nevada corporation)

                       [2,200,000] Shares of Common Stock

                               ($0.001 Par Value)

                         FORM OF UNDERWRITING AGREEMENT

KEEFE, BRUYETTE & WOODS, INC.
 as Representative of the several Underwriters
c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

      Community Bancorp, a Nevada corporation (the "Company"), and the persons listed in Schedule B hereto (the "Selling Shareholders"), confirm their respective agreements with Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Keefe Bruyette is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, $0.001 par value, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [330,000] additional shares of Common Stock to cover over-allotments, if any. The aforesaid [2,200,000] shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the [330,000] shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

      The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

      The Company, the Selling Shareholders and the Underwriters agree that up to [110,000] shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be

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reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations; provided, however, that no offers or sales of the Reserved Shares shall be made outside the jurisdictions of the United States. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the second business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-119395) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act, at the time it became effective and including the Rule 430A Information as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      The Company, the Selling Shareholders and the underwriters agree as follows:

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

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            (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-1 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Keefe Bruyette expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial

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statements included in the Registration Statement. Pro forma financial statements are not required to be included in the Registration Statement or the Prospectus under the 1933 Act, the rules and regulations thereunder or GAAP.

            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has not been any change in the capital stock or long-term debt of the Company or its subsidiaries, and there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vi) Compliance with Bank Regulatory Requirements. The Company is duly registered as a holding company under the Bank Holding Company Act of 1956, as amended. Community Bank of Nevada (the "Bank") is a member in good standing of the Federal Reserve System and the deposits held by the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to legally applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.

            (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), (all of which are named in Exhibit 21 to the Registration Statement (each a "Subsidiary" and, collectively, the "Subsidiaries")) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge,

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lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

            (viii) Compliance with Laws. The Company and the Subsidiaries are in compliance in all material respects with all federal, state, local or foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, applicable to the Company and the Subsidiaries (including, without limitation, all regulations and orders of, or agreements with, the Federal Reserve System (the "FRB"), the FDIC, the Nevada Department of Business and Industry, Financial Institutions Division (the "Nevada FID"), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and any applicable state law precluding the denial of credit due to the neighborhood in which a property is situated, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the U.S.A. Patriot Act, and the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), except where any such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and neither the Company nor any of its Subsidiaries has received any written communication from any governmental authority initiating any investigation into the business or operations of the Company or the Subsidiaries or asserting that the Company or any of its Subsidiaries is not in compliance with any such laws, rules, regulations, orders, decrees and judgments, which assertion has not been rescinded, or which non-compliance has not been cured or resolved, except where such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (ix) ERISA Compliance. The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability which would reasonably be expected to have a Material Adverse Effect; the Company and each of the Subsidiaries have not incurred and nothing has occurred, which would cause them to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); and each "pension plan" for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects.

            (x) Subsidiary Dividends. Except as disclosed in the Prospectus, no Subsidiary (except Community Bancorp (NV) Statutory Trust I, a Connecticut statutory trust (the "Trust")) is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; except as disclosed in the Prospectus and for collateral securing loan and other advances made by the Bank and securities obtained in connection with the Bank's realization on collateral. Except as

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disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

            (xi) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholder(s), have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholder(s), was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (xii) Issuance of Securities. In connection with the offering and sale of the Securities, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any Prospectus or other solicitation material for the offer and sale of the Securities, without the approval of the Representative.

            (xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to or affecting the enforcement of creditors' rights and remedies, (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (C) public policy; and except to the extent that the indemnification and contribution provisions of
Section 6 and 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

            (xiv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage,

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deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

            (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xviii) Absence of Registration Rights. There are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or

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otherwise registered by the Company under the 1933 Act in connection with the offer and sale of the Securities.

            (xix) Nasdaq Approval. The Securities have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

            (xx) Absence of Stabilization Actions. The Company has not taken directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (xxi) Certain Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the 1933 Act and the 1933 Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described. There are no outstanding loans, extensions of credit, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus or that are not in violation of Regulation O of the FRB.

            (xxii) Association with NASD Member. Neither the Company nor, to the Company's knowledge, any of its controlled affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the 1934 Act and the 1934 Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the NASD's By-laws) any member firm of the NASD.

            (xxiii) Non-Reliance on Representative. The Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Securities except with respect to the qualification of the Securities under the blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters.

            (xxiv) Form of Stock Certificate. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the Nevada Revised Statutes, the requirements of the Nasdaq National Market, if any, and any applicable requirements of the organizational documents of the Company.

            (xxv) Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions relating to the business of the Company and the Subsidiaries are executed in accordance with management's general or specific authorizations; (ii) such transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets of the Company or a Subsidiary is permitted only in accordance with management's general

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or specific authorization; and (iv) the recorded accountability for such assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxvi) Tax Returns. Each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon, other than those for which appropriate extensions have been availed of and/or those presently payable without penalty or interest or presently being contested in good faith, by appropriate processing diligently conducted for which reserves or other appropriate provision, if any, as required by GAAP, have been made; and no tax deficiency has been asserted against any such entity, nor does the Company know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would materially and adversely affect the assets, business, results of operations, earnings, prospects or condition (financial or otherwise), present or prospective, of any such entity, respectively.

            (xxvii) Insurance. Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed to be adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

            (xxviii) Description of Proceedings and Agreements. The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not so described or filed; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable against the Company or such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to or affecting the enforcement of creditors' rights and remedies, (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (C) public policy.

            (xxix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

            (xxx) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary

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or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xxxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (xxxii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xxxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xxxiv) Compliance with Cuba Act. The Company does not do business in Cuba.

            (xxxv) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xxxvi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xxxvii) Finders Fees. The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

      (b) Representations and Warranties by the Selling Shareholder. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and agrees with each Underwriter, as follows:

            (i) Accurate Disclosure. To the best knowledge of such Selling Shareholder, the representations and warranties of the Company contained in
Section 1(a) hereof are true and correct; such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

            (ii) Authorization of Agreements. Each Selling Shareholder has the full right, power and authority to enter into this Agreement and a Power of Attorney (the "Power of Attorney") and a Custody Agreement (the "Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

            (iii) Good and Marketable Title. Each Selling Shareholder has and will at the Closing Time have good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

            (iv) Due Execution of Power of Attorney and the Custody Agreement. Each Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney with [NAME OF ATTORNEY IN FACT], as attorney-in-fact (the "Attorney-in-Fact") and the Custody Agreement with [NAME OF CUSTODIAN], as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and [each/the] Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

            (v) Absence of Manipulation. Each Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney or in the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (vii) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Keefe Bruyette, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

            (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

            (ix) No Association with NASD. Neither such Selling Stockholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

      (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder(s) as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholders, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [330,000] shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [Manatt, Phelps & Phillips, LLP; 11355 W. Olympic Boulevard; Los Angeles, California] or at such other place as shall be agreed upon by the Representative and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

      Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank account(s) designated by the Company and the Custodian pursuant to each Selling Shareholder's Custody Agreement, as the case may be, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Keefe Bruyette, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in [Los Angeles, California] not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under

Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

      (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Company will comply with the all applicable federal and state securities laws and regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

      (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

      (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

      (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Keefe Bruyette, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan (as applicable), (E) any shares of Common Stock issued or options to purchase Common Stock granted in connection with a registration statement on Form S-8 filed with the Commission or (F) any shares of Common Stock issued in connection with a registration statement on Form S-4 filed with the Commission.

      (k) Exchange Act Registration. Pursuant to Section 12 of the 1934 Act, the Company will file a Form 8-A with the Commission registering the Common Stock such that the Form 8-A becomes effective simultaneously with the S-1.

      (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time.

      SECTION 4. Payment of Expenses.

      (a) Expenses. Irrespective of whether the transactions contemplated by this Agreement are consummated, or whether this Agreement is terminated for any reason, the Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

      (b) Expenses of the Selling Shareholders. Irrespective of whether the transactions contemplated by this Agreement are consummated, or whether this Agreement is terminated for any reason, the Company will pay all expenses incident to the performance of the Selling Shareholders' respective obligations under, and the consummation of the transactions contemplated by this Agreement, including any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters.

      (c) Expenses of the Underwriters. Irrespective of whether the transactions contemplated by this Agreement are consummated, or whether this Agreement is terminated for any reason, the

Underwriters will pay all of their costs and expenses including fees and disbursements of their counsel, provided, however, that the Company will reimburse the Underwriters as set forth in Section 4(d) hereof, if applicable.

      (d) Termination of Agreement Due to Certain Company Actions. If the Company has entered into an agreement or understanding to effect or that has effected or has taken actions that will result or have resulted in any of the following: (i) a merger, consolidation, business combination, or similar transaction, of the Company with or into another entity or any other corporate reorganization, or any similar transaction, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization or transaction is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization or (ii) the sale, transfer or other disposition of all or substantially all of the Company's business, property or assets, then the Representative may terminate this Agreement and the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursement of counsel for the Underwriters up to $150,000.

      (e) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

      (b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received (i) the favorable opinion, dated as of Closing Time, of Reitner & Stuart, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request; and (ii) the favorable opinion, dates as of the Closing Time, of [NEVADA COUNSEL], special local counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in

Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion, Reitner & Stuart may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative; and, such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Manatt, Phelps & Phillips, LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Representative. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and California and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

      (e) Certificate of Selling Shareholders. At Closing Time, the Representative shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of each Selling Shareholder contained in
Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

      (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from McGladrey & Pullen, LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (g) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from McGladrey & Pullen, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (h) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

      (i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (j) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

      (k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

            (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

            (ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

            (iii) Opinion of Counsel for Company. The favorable opinions of Reitner & Stuart, counsel for the Company in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (iv) Opinion of Counsel for Underwriters. The favorable opinion of Manatt, Phelps & Phillips, LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

            (v) Bring-down Comfort Letter. A letter from McGladrey & Pullen, LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (l) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

      (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and
(iii) below.

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Keefe Bruyette), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Keefe Bruyette expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Keefe Bruyette expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Keefe Bruyette, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the eligible employees and persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the second business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

      (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

      The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Underwriters.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, Nevada or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default By One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either (i) the Representative or (ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

      SECTION 11. Default by one or more of the Selling Shareholders or the Company

      (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and either
(i) the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto or (ii) the Company does not exercise the right hereby granted to increase the number of Securities to be sold by it by the number of Securities that would have otherwise been sold by the defaulting Selling Shareholder(s) to the extent that the non-defaulting Selling Shareholders have not exercised the right granted under (i) above, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (1) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (2) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

      In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representative, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

      (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

      SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 787 Seventh Avenue, 4th Floor; New York, New York 10019, attention of Mitch Klienman; notices to the Company shall be directed to it at 400 S. 4th Street, Suite 215, Las Vegas, Nevada 89101 attention of Edward Jamison; and notices to the Selling Shareholders shall be directed to [Custodian Address], attention of [Custodian].

      SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors.

Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  [Remainder of page left intentionally blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                              Very truly yours,

                                              COMMUNITY BANCORP

                                              By
                                                 Title:

                                              [ATTORNEY IN FACT]

                                              By ______________________________
                                                 As Attorney-in-Fact acting on
                                                 behalf of the Selling
                                                 Shareholders named in Schedule
                                                 B hereto

CONFIRMED AND ACCEPTED,
  as of the date first above written:

KEEFE BRUYETTE & WOODS, INC.

By
        Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                         Number of
                                                                          Initial
   Name of Underwriter                                                   Securities
   -------------------                                                   ----------
Keefe Bruyette & Woods, Inc...........................................
D.A. Davidson & Co., Inc..............................................

Total.................................................................  [2,200,000]
                                                                         =========

                                    Sch A - 1

                                   SCHEDULE B

                                           Number of Initial                    Maximum Number of Option
                                         Securities to be Sold                    Securities to Be Sold
                                         ---------------------                  -------------------------
Community Bancorp                             [1,400,000]                           [330,000]
[Selling Shareholders]                          [800,000]                              N/A

Total.........................               [2, 200,000]                           [330,000]

                                    Sch B - 1

                                   SCHEDULE C

                                COMMUNITY BANCORP
                       [2,200,000] Shares of Common Stock
                               ($0.001 Par Value)

      1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_____.

      2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $_____, being an amount equal to the initial public offering price set forth above less $_____ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                     Sch C-1

                                   SCHEDULE D

List of persons and entities subject to Lock-Up Agreement (180 day lock-up) [Officers, Directors, 5% Shareholders and participants in the Directed Share Program (purchasers of the Reserved Shares)]

                                     Sch D-1

                                                                     Exhibit A-1

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                     Exhibit A-2

                    FORM OF OPINION OF SPECIAL LOCAL COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                       Exhibit B

          FORM OF LOCK-UP FROM DIRECTORS, OFFICERS AND 5% SHAREHOLDERS
                      AND PURCHASERS OF THE RESERVED SHARES
                            PURSUANT TO SECTION 5(J)

                                      B-1